FOLEY & LARDNER
                                Attorneys At Law

CHICAGO                         FIRSTAR CENTER                        SACRAMENTO
DENVER                    777 EAST WISCONSIN AVENUE                    SAN DIEGO
JACKSONVILLE           MILWAUKEE, WISCONSIN 53202-5367             SAN FRANCISCO
LOS ANGELES                TELEPHONE (414) 271-2400                  TALLAHASSEE
MADISON                    FACSIMILE (414) 297-4900                        TAMPA
MILWAUKEE                                                       WASHINGTON, D.C.
ORLANDO                                                          WEST PALM BEACH
                              WRITER'S DIRECT LINE
                                  414/297-5660

EMAIL ADDRESS                                               CLIENT/MATTER NUMBER
rteigen@foleylaw.com                                                 012156/0101

                                 August 27, 1999


The Primary Trend Fund, Inc.
First Financial Centre
700 North Water Street
Milwaukee, Wisconsin  53202

Gentlemen:

     We have acted as counsel for The Primary Trend Fund, Inc. in connection with the preparation of an amendment to your Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of The Primary Trend Fund, Inc. Common Stock (such Common Stock being hereinafter referred to as the "Stock") in the manner set forth in the Amended Registration Statement to which reference is made. In this connection we have examined: (a) the Amended Registration Statement on Form N-1A; (b) your Articles of Incorporation and Bylaws, as amended to date; (c) corporate proceedings relative to the authorization for issuance of the Stock; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the shares of Stock when sold as contemplated in the Amended Registration Statement will be legally issued, fully paid and nonassessable, except insofar as statutory liability may be imposed under Section 180.0622(2)(b) of the Wisconsin Statutes.

     We hereby consent to the use of this opinion as an exhibit to the Form N-1A Registration Statement. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                            Very truly yours,


                                             /s/ FOLEY & LARDNER
                                                 Foley & Lardner